UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 25, 2020
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EXTERRAN CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware		47-3282259
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

11000 Equity Drive
Houston	Texas	77041
(Address of principal executive offices)		(Zip Code)
(281) 836-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXTN	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 8.01 Other Events

On August 25, 2020, Exterran Corporation (the “Company”) issued a press release announcing that it has signed an agreement to sell its U.S. compression fabrication business to Compass Energy Systems Ltd. The price and terms were not disclosed. The Company expects the transaction to close in the fourth quarter and is subject to customary conditions and purchase price adjustments. A copy of the press release is attached to this Current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release date August 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN CORPORATION

August 25, 2020	By:	/s/ DAVID A. BARTA
David A. Barta
Senior Vice President and Chief Financial Officer

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